UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2024

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o
Northann Distribution Center Inc.
9820 Dino Drive
,
Suite 110
Elk Grove
,
CA
95624
(Address of Principal Executive Office) (Zip Code)

(
916
)
573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2024,
Northann Corp. (the “Company”)
, approved by its board of directors, entered into a share purchase agreement (the “Raleigh SPA”) with Jianqun Xu (the “Seller”), pursuant to which the Seller has agreed to transfer to the Company all of the outstanding shares of Raleigh Industries Limited, a company incorporated under the laws of Hong Kong, in exchange for the issuance of 4,500,000 shares (the “Consideration Shares”) of the Company’s common stock, par value $0.001 per share, to the Seller (the “Transaction”).

The Consideration Shares were offered and sold in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

The Transaction was closed on November 13, 2024. After the issuance of the Consideration Shares, the Company has 34,364,000 shares of common stock outstanding.

The foregoing description of the Raleigh SPA does not purport to be complete, is qualified in its entirety by reference to the Raleigh SPA, filed as Exhibits 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement by and between the Company and Jianquan Xu dated November 13, 2024
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: November 1 5 , 2024	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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